UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MADISON STRATEGIC SECTOR PREMIUM FUND
Annual Meeting August 22, 2017

Your Vote is Extremely Important.
Please Vote Today!
Due to the essence of time, you will need to vote
online or by telephone
to ensure your vote is received.
The proxy voting deadline currently is August 21
at 5:00 p.m. Eastern Time.

Dear Fellow Shareholders,

The value of your investment is at risk and your vote at the August 22nd shareholder meeting of Madison Strategic Sector Premium Fund (MSP) has never been more important. An activist shareholder, Karpus, is trying to replace two of our experienced trustees with its less qualified nominees.

We are contacting you again to ask you to VOTE with Management FOR the re-election of our two trustees and voting AGAINST activist shareholder proposals 2 and 3, which we firmly believe would damage or destroy your fund.

Two of the world’s leading independent proxy advisory firms, Institutional Shareholder Services, Inc.
and Glass Lewis recommend investors support ALL of Management’s recommendations and reject those of the activist.

Stable, experienced leadership; consistent, above average returns, and dividends you can rely
on. To protect your investment, it is critical that you VOTE FOR our Trustee nominees and AGAINST proposals 2 and 3.

Please vote online or by telephone using the instructions on the enclosed proxy card, or call our proxy solicitor, Alliance Advisors, LLC at 1-855-976-3331 and they can take your vote over the phone!
Thank you.

Sincerely,

/s/ James R. Imhoff, Jr.
James R. Imhoff, Jr.
Independent Trustee